Exhibit 10.1

FIFTH AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into May 9, 2024 by and among INTEGRATED BIOPHARMA, INC., a corporation organized under the laws of the State of Delaware (“Integrated”), MANHATTAN DRUG COMPANY, INC. (successor-by-merger to InB:MANHATTAN DRUG COMPANY, INC.), a corporation organized under the laws of the State of New Jersey (”MD”), AGROLABS, INC., a corporation organized under the laws of the State of New Jersey (“AL”), IHT HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware (“IHT”), IHT PROPERTIES CORP., a corporation organized under the laws of the State of Delaware (“IHTP”), and VITAMIN FACTORY, INC. (also known as The Vitamin Factory), a corporation organized under the laws of the State of Delaware (“Vitamin”) (Integrated, MD, AL, IHT, IHTP and Vitamin, each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

RECITALS

Whereas, Borrowers and PNC entered into a certain Revolving Credit, Term Loan and Security Agreement dated June 27, 2012 (which has been, is being, and may be further amended, replaced, restated, modified and/or extended from time to time, the “Loan Agreement”); and

Whereas, Borrowers and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Agreement.

Now, therefore, in consideration of PNC’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1.	ACKNOWLEDGMENT OF BALANCE. Borrowers acknowledge that the most recent statement of account sent to Borrowers with respect to the Obligations is correct.

2.	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

a.	The following definition is hereby added to Section 1.2 of the Loan Agreement in alphabetical order to read as follows:

“Fifth Amendment Closing Date” shall mean May 9, 2024.

b.	The following definitions contained in Section 1.2 of the Loan Agreement are hereby deleted and are replaced to read as follows:

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA, minus Unfinanced Capital Expenditures made during such period to (b) the sum of (i) the aggregate amount of all principal and interest payments made with regard to all Funded Debt of the Borrowers during such period including, but not limited to, any and all past due rent, plus (ii) the aggregate amount of cash dividends and cash distributions made by the Borrowers during such period (specifically excluding any and all cash dividends and cash distributions made between Borrowers and/or between Borrowers and their respective Subsidiaries), plus (iii) all taxes actually paid in cash by the Borrowers during such period, plus (iv) the aggregate amount of dividends and/or distributions made to any Borrower during such period by any Person that such Borrower is part of as a joint venture as permitted herein.  Notwithstanding anything to the contrary herein, any income of the Borrowers derived from writing-off any past due accounts payable shall be excluded from this definition of Fixed Charge Coverage Ratio.

“Maximum Loan Amount” shall mean, as of the Fifth Amendment Closing Date, $5,000,000.00.

“Maximum Revolving Advance Amount” shall mean $5,000,000.00.

“Other Documents” shall mean, collectively, the Mortgage, the Note, the Assignment of Rents, Leases and Profits, the Environmental Indemnity Agreement, any Guaranty, any Subordination Agreement, any Lender-Provided Interest Rate Hedge and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and writings, any Letters of Credit (including applications for such Letters of Credit and related reimbursement agreements), and any control agreements now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Termination Date” shall mean May 15, 2026 or such other date as the Lenders may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Lenders to extend the Termination Date.

c.	Subsection 2.1 is hereby deleted from the Loan Agreement and replaced to read as follows:

2.1     Revolving Advances.

(a)      Amount of Revolving Advances.  Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)        up to 85%, subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii)       up to the lesser of (A) 75%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by the most recent Inventory appraisal reasonably satisfactory to Agent in its sole discretion exercised in good faith) and (C) the Inventory Sublimit in the aggregate at any one time (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(iii)      the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iv)      such reserves as Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1 (a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the “Formula Amount”.  The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).  Notwithstanding anything to the contrary herein, for purposes of determining Section 2.1(a)(y)(i), the maximum amount that can be included in such determination with respect to Eligible Receivables arising from Foreign Subsidiaries of Herbalife shall not exceed the Herbalife Foreign Subsidiary Sublimit at any time.

d.	Subsection 6.9 is hereby deleted from the Loan Agreement in its entirety.

e.	Subsection 7.6 is hereby deleted from the Loan Agreement in its entirety and replaced to read as follows:

7.6  Capital Expenditures.  Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of (i) with respect to the fiscal year ending June 30, 2024, $850,000 and (ii) with respect to the fiscal year ending June 30, 2025 and all fiscal years thereafter, $500,000, tested annually.

f.	Subsection 9.2 is hereby deleted from the Loan Agreement and replaced to read as follows:

9.2           Schedules.  Deliver to Agent on or before the twentieth (20th) day of each month as and for the prior month, solely with respect to Integrated and MD: (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement).  In addition, each Borrower will deliver to Agent at such intervals as Agent may require:  (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower (except as to items (a) through (d) above, which shall be only be required to be executed by Integrated and MD) and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

g.	Subsection 13.1 is hereby deleted from the Loan Agreement in its entirety and replaced to read as follows:

13.1         Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the Termination Date (the “Term”) unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.

3.	ACKNOWLEDGMENTS. Borrowers acknowledge and represent that:

A.	the Loan Agreement and Other Documents, each as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

B.	to the best of their knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

C.

all representations and warranties of the Borrowers contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

D.	Borrowers have taken all necessary action to authorize the execution and delivery of this Agreement; and

E.	this Agreement is a modification of an existing obligation and is not a novation.

4.	CONDITIONS. As conditions to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrowers agree to:

A.	provide the Agent with this Agreement and the Amended and Restated Revolving Credit Note, each properly executed;

B.	provide the Agent with secretary’s certificates and resolutions of the Borrowers, authorizing the execution of this Agreement, in form and substance acceptable to the Agent;

C.	provide the Agent with all information and documentation reasonably required by the Agent in connection herewith;

D.	pay (i) an amendment fee in the amount of $20,000.00 to the Agent and (ii) all reasonable legal fees incurred by the Agent in entering into this Agreement to Wilentz, Goldman & Spitzer, P.A.; and

E.	pay all other reasonable costs and expenses incurred by the Lenders in entering into this Agreement.

5.

MISCELLANEOUS.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state’s conflicts of law principles.  This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof.  No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.  The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents.

This Agreement, the Loan Agreement and the Other Documents are intended to be consistent.  However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

6.

DEFINITIONS.  The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement.  The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

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IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement the day and year first above mentioned.

ATTEST:	INTEGRATED BIOPHARMA, INC.

By: /s/ Dina L Masi	By:	/s/ Christina Kay
Name: Dina L. Masi	Name:	Christina Kay
Title: Secretary	Title:	Co-Chief Financial Officer

ATTEST:	MANHATTAN DRUG COMPANY, INC.

By: /s/ Dina L. Masi	By:	/s/ Riva Sheppard
Name: DINA L. MASI	Name:	RIVA SHEPPARD
Title: Secretary	Title:	President and Chief Executive Officer

ATTEST:	AGROLABS, INC.

By: /s/ Dina L. Masi	By:	/s/ Christina Kay
Name: DINA L. MASI	Name:	CHRISTINA KAY
Title: Secretary	Title:	President and Chief Executive Officer

ATTEST:	IHT HEALTH PRODUCTS, INC.

By: /s/ Dina L. Masi	By:	/s/ Christina Kay
Name: DINA L. MASI	Name:	CHRISTINA KAY
Title: Secretary	Title:	President and Chief Executive Officer

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ATTEST:	IHT PROPERTIES CORP.

By: /s/ Dina L. Masi	By:	/s/ Riva Sheppard
Name: DINA L. MASI	Name:	RIVA SHEPPARD
Title: Secretary	Title:	President and Chief Executive Officer

ATTEST:	VITAMIN FACTORY, INC.
(also known as The Vitamin Factory)

By: /s/ Dina L. Masi	By:	/s/ Riva Sheppard
Name: DINA L. MASI	Name:	RIVA SHEPPARD
Title: Secretary	Title:	President and Chief Executive Officer

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PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:	/s/ Smit Patel
Name:	Smit Patel
Title:	Vice President